Exhibit 99.1

EMPIRE RESORTS ANNOUNCES
PLANS FOR RIGHTS OFFERING TO STOCKHOLDERS

MONTICELLO, N.Y., Dec. 30, 2010 -- Empire Resorts, Inc. (NASDAQ: NYNY) (the “Company” or “Empire Resorts”) today announced that it has filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) for a rights offering to existing holders of its common stock, par value $0.01 per share, and Series B Preferred Stock, par value $0.01 per share.  Assuming the rights offering is fully subscribed, Empire Resorts will receive gross proceeds of approximately $35 million, less expenses of the rights offering.

The rights offering will be made through the distribution of non-transferable subscription rights to purchase shares of the Company’s common stock at a subscription price of $0.8837 per share.  The record date for the distribution of the rights and the dates for both the subscription period and the expiration of the rights offering will be included in the final prospectus.

The purpose of this rights offering is to raise equity capital in a cost-effective manner that gives Empire Resorts’ stockholders the opportunity to participate.  The net proceeds will be used to repay all or a portion of the Company’s outstanding indebtedness in the aggregate principal amount of $35 million, together with interest accrued thereon, under the Company’s bridge loan agreement, dated as of November 17, 2010, with Kien Huat Realty III Limited (“Kien Huat”), Empire Resorts’ largest stockholder.

The rights offering includes an oversubscription privilege which permits each rights holder that exercises its rights in full to purchase additional shares of common stock that remain unsubscribed at the expiration of the offering.  This oversubscription privilege is subject to the availability and allocation of shares among holders exercising this oversubscription privilege, as further described in the rights offering documents.

The rights offering is being made to Kien Huat in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended.  Shares issued in respect of its participation in the rights offering are not covered by the registration statement relating to the rights offering.  Kien Huat is not soliciting participation by the holders of rights in the rights offering or engaging in any other marketing or sales activity in connection therewith.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective.  The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  A copy of the prospectus forming a part of the registration statement may be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting the Company’s Secretary at (845) 807-0001.  The rights will be issued to all holders of the Company’s common stock and Series B Preferred Stock as of a record date, which has yet to be determined.  We will provide notice of the record date in the future at such time as it is determined.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Empire Resorts

Empire Resorts owns and operates the Monticello Casino & Raceway, a harness racing track and casino located in Monticello, New York, and 90 miles from midtown Manhattan.

Cautionary Statement Regarding Forward Looking Information

Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that may involve material risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. For a full discussion of risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year, as amended, as well as the Company’s Quarterly Report on Form 10-Q for the most recently ended fiscal quarter.

Empire Resorts, Inc.
Investor Relations
Charles A. Degliomini
Executive Vice President
(845) 807-0001
cdegliomini@empireresorts.com